Exhibit 5.1

DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2214 www.dlapiper.com

May 21, 2010

MagnaChip Semiconductor Corporation
c/o MagnaChip Semiconductor S.A.
74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S.
Luxembourg B97483
Ladies and Gentlemen:
We have acted as counsel to MagnaChip Semiconductor Corporation (“MagnaChip”), a Delaware corporation to be formed upon the statutory conversion of MagnaChip Semiconductor LLC (the “Corporate Conversion”), in connection with the proposed issuance and sale of those certain depositary shares, each of which represents a fractional ownership interest in certain of MagnaChip’s newly-issued Common Stock (the “Company Shares”) and a fractional ownership interest in certain additional shares of MagnaChip’s Common Stock held by certain stockholders of MagnaChip (the “Selling Stockholders Shares,” and collectively with the Company Shares, the “Shares”), including depositary shares representing a fractional ownership interest in Company Shares and a fractional ownership interest in Selling Stockholders Shares for which the underwriters have been granted an over-allotment option (the “Depositary Shares”), as set forth in MagnaChip’s registration statement (No. 333-165467) on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2010 (as it may be amended and supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).
This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1, Item 601(b)(5)(i) and Item 601(b)(8) of Regulation S-K, each as promulgated by the SEC under the Act. In connection with this opinion, we have reviewed and relied upon the Registration Statement and related prospectus, MagnaChip’s charter documents, as amended to date and to be in effect upon the completion of the Corporate Conversion, the Underwriting Agreement (the “Underwriting Agreement”) in substantially the form included as Exhibit 1.1 to the Registration Statement; the deposit agreement between MagnaChip and the depositary named therein (the “Depositary”) pursuant to which the Depositary Shares will be issued (the “Deposit Agreement”) in substantially the form included as Exhibit 4.2 to the Registration Statement; and records of its corporate proceedings in connection with the issuance and sale of the Depositary Shares and the Shares. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have assumed that the representations and warranties of the Depositary in the Deposit Agreement are true and correct in all respects.
Based on such review and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Selling Stockholders Shares, after giving effect to the Corporate Conversion, will be validly issued, fully paid and nonassessable, (ii) the Company Shares, when issued, delivered and paid for as contemplated in the related prospectus (as amended and supplemented through the date of issuance) and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and (iii) the Depositary Shares, when issued in accordance with the related prospectus (as amended and supplemented through the date of issuance), in accordance with the terms of the Underwriting Agreement and in accordance with the terms of the Deposit Agreement, will constitute valid evidence of interests in the Shares and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

May 21, 2010
Page Two
We are of the opinion that the discussion of United States federal income tax matters contained in the prospectus forming part of the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences”, to the extent it states matters of law or legal conclusions, and subject to the qualifications and limitations set forth therein, is an accurate summary of the material U.S. federal income tax consequences of the ownership and disposition of the Company’s depositary shares and common stock to a U.S. holder and a non-U.S. holder, as defined therein.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.
This opinion is given to you solely for use in connection with the issuance and sale of the Depositary Shares and the Shares in accordance with the Registration Statement and the related prospectus and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to MagnaChip, the Depositary Shares, Shares or the Registration Statement. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.
Very truly yours,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)